UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 25, 2013

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 25, 2013, Noble Corporation, a Swiss company (the “Company”), filed a Current Report on Form 8-K (the “Original Report”) presenting pro forma financial information for the Company that gives effect to the removal of certain of its standard specification units, as described in the Original Report. This amendment to the Original Report is being filed to correct a typographical error in the pro forma historical operating expenses of the subject fleet and the unaudited pro forma operating expenses of Noble Retained, in each case for the six months ended June 30, 2013, and the unaudited pro forma earnings per share of Noble Retained for the six months ended June 30, 2013 and the year ended December 31, 2012. The unaudited pro forma financial information filed as an exhibit hereto replaces in its entirety the exhibit to the Original Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Unaudited Pro Forma Combined Balance Sheet of the Company as of June 30, 2013, and the related notes thereto, and Unaudited Pro Forma Combined Statements of Operations of the Company for the twelve months ended December 31, 2012 and the six months ended June 30, 2013, and the related notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: September 26, 2013	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Unaudited Pro Forma Combined Balance Sheet of the Company as of June 30, 2013, and the related notes thereto, and Unaudited Pro Forma Combined Statements of Operations of the Company for the twelve months ended December 31, 2012 and the six months ended June 30, 2013, and the related notes thereto.

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